Exhibit 99.1

CONTACT:

VIVUS, Inc.	Investor Relations:	The Trout Group
Timothy E. Morris		Brian Korb
Chief Financial Officer		646-378-2923
650-934-5200
	Media Relations:	Pure Communications, Inc.
Dan Budwick
973-271-6085

FOR IMMEDIATE RELEASE

VIVUS TO PRESENT AT LAZARD CAPITAL MARKETS HEALTHCARE CONFERENCE

Mountain View, Calif, November 11, 2009 — VIVUS, Inc. (NASDAQ: VVUS) today announced that Timothy Morris, chief financial officer, will present an overview of the company at the Lazard Capital Markets 6th Annual Healthcare Conference.

The VIVUS presentation will take place at The St. Regis in New York, NY on Wednesday, November 18, 2009 at 1:45 p.m. ET.  A live webcast and 30-day archive of the presentation will be available at http://ir.vivus.com.

About VIVUS

VIVUS is a biopharmaceutical company developing innovative, next-generation therapies to address unmet needs in obesity, diabetes and sexual health.  The company’s lead product in clinical development, Qnexa™, has recently completed phase 3 clinical trials for the treatment of obesity. Qnexa is also in phase 2 clinical development for the treatment of type 2 diabetes.  In the area of sexual health, VIVUS is in phase 3 development with avanafil, a potentially best-in-class PDE5 inhibitor, and in phase 2 development of Luramist™ for the treatment of hypoactive sexual desire disorder (HSDD) in women. MUSE® (alprostadil), a first generation therapy for the treatment of ED, is already on the market and generating revenue for VIVUS. For more information about the company, please visit www.vivus.com.

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389  www.vivus.com